UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 27, 2009

GERON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-20859	75-2287752
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 CONSTITUTION DRIVE MENLO PARK, CALIFORNIA 94025
(Address of principal executive offices, including zip code)

(650) 473-7700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

Please see Item 5.02 below for a description of the material terms of an offer letter entered into between Geron Corporation (“Geron”) and Stephen M. Kelsey, M.D., which description is incorporated by reference into this Item 1.01.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 27, 2009, Geron publicly disseminated a press release announcing that Stephen M. Kelsey, M.D., F.R.C.P., F.R.C.Path., had been appointed as its executive vice president and chief medical officer, oncology, effective April 27, 2009. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein. In this position, Dr. Kelsey, 48, will manage the operational and strategic activities of Geron’s oncology programs. He will report to Dr. Thomas Okarma, Geron’s president and chief executive officer.

Prior to joining Geron, Dr. Kelsey held various positions at Genentech, Inc., most recently as vice-president, clinical hematology/oncology. From June 2000 to June 2002, Dr. Kelsey was the director of clinical affairs at Pharmacia Corporation (SUGEN, Inc.) in South San Francisco and director of global clinical development (oncology) at Pharmacia Corporation in Milan, Italy. From July 1987 to June 2000, Dr. Kelsey served variously as a senior lecturer in hematology/oncology at St. Bartholomews and the Royal London School of Medicine and Dentistry and visiting fellow at Vancouver General Hospital and Terry Fox Laboratories. Dr. Kelsey earned his B.Sc. in Pharmacology, M.B. Ch.B., F.R.C.P., F.R.C.Path., and Doctorate of Medicine (M.D.) degrees from the University of Birmingham in the United Kingdom. Dr. Kelsey is also Board certified in the European Union and British Columbia in Internal Medicine and Hematology/Oncology.

In connection with hiring Dr. Kelsey as an at-will employee and appointing him as executive vice president and chief medical officer, oncology, Geron and Dr. Kelsey, each executed an offer letter, which provides for base salary compensation of $400,000 per annum, a target bonus of 45 percent of his base salary which will not be prorated based upon his start date of April 27, 2009, as well as employee benefits pursuant to Geron’s benefits policies. Dr. Kelsey also received a restricted stock grant of 40,000 shares of Geron common stock on April 27, 2009. The shares of restricted stock will remain subject to a repurchase right of Geron until April 27, 2010, at which time such repurchase right will lapse with respect to 25% of such shares. Geron’s repurchase right will lapse with respect to the balance of the shares on April 27, 2011. Dr. Kelsey is also entitled to a stock option grant to purchase up to 200,000 shares of Geron common stock. Pursuant to Geron’s stock option granting practices, the Compensation Committee grants stock options on the third Wednesday of each month. Dr. Kelsey’s stock option will have an exercise price equal to the fair market value of Geron common stock measured by the market closing price on May 20, 2009 and will vest monthly over 48 months, subject to a six month cliff period, for so long as Dr. Kelsey continues to provide services to the Company.

Dr. Kelsey is also a party to Geron’s Severance Plan (the “Severance Plan”). Under the Severance Plan, if Dr. Kelsey was terminated for any reason other than “cause” (as defined in the Severance Plan) and has signed a mutually acceptable separation agreement, he shall be entitled to (i) a lump sum payment equal to his then-current base salary for the Severance Period (as defined in the Severance Plan); and (ii) payment of premiums required for the continuation of health, dental and vision insurance under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) through the earlier of the end of the applicable Severance Period or when other employment offering health care coverage is obtained.

Item 9.01     Financial Statements and Exhibits

(c)       Exhibits

            99.1      Press release dated April 27, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERON CORPORATION

Date:	April 27, 2009	By:	/s/	David L. Greenwood
		Name:		David L. Greenwood
		Title:		Executive Vice President and Chief Financial Officer

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